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                                                                    EXHIBIT (23)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8 dated October 14, 1988 and Form S-8 dated December 28, 1994) pertaining to the 1988 Incentive Stock Option Plan and the 1994 Incentive Stock Option Plan of Anthony Industries, Inc. of our report dated February 14, 1995, with respect to the consolidated financial statements of Anthony Industries, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1994.

  Our audits also included the financial statement schedule of Anthony Industries, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                        Ernst & Young LLP

Los Angeles, California
March 24, 1995